AGREEMENT AND PLAN OF MERGER



                                  by and among

                             ECO SOIL SYSTEMS, INC.,
                             a Nebraska corporation,

                            ECO TURF PRODUCTS, INC.,
                             a Delaware corporation,

                              TURF PRODUCTS, INC.,
                            an Illinois corporation,

                                  WALTER FUCHS

                                       and

                           WALTER FUCHS, AS TRUSTEE OF
                   THE FUCHS FAMILY CHARITABLE REMAINDER TRUST

                                  May 31, 1996


                                TABLE OF CONTENTS

Section 1         Definitions

Section 2         The Merger
         2.1      Merger
         2.2      Use of Name
         2.3      Certificate of Incorporation and Bylaws
         2.4      Conversion and Exchange of Shares
         2.5      Effective Date
         2.6      Closing
         2.7      Further Assurances

Section 3         Representations and Warranties of Turf Products and
                    Shareholder
         3.1      Shareholder
         3.2      Corporate Organization and Good Standing
         3.3      Capitalization
         3.4      Subsidiaries
         3.5      Financial Statements
         3.6      Absence of Undisclosed Liabilities
         3.7      Absence of Certain Changes
         3.8      Litigation
         3.9      Contracts
         3.10     Title
         3.11     Tax Returns
         3.12     No Violation
         3.13     Corporate Authority
         3.14     Hazardous Waste and Materials
         3.15     Employee and Employee Benefit Matters
         3.16     Reliance
         3.17     Merger Consideration
         3.18     Restrictive Legend
         3.19     Accredited Investor
         3.20     Full Disclosure
         3.21     Legal and Tax Advice
         3.22     Trust

Section 4         Representations and Warranties of Parent
         4.1      Corporate Organization, Good Standing, and Capitalization
         4.2      Corporate Authority
         4.3      Financial Statements of Parent
         4.4      Shares to Be Issued
         4.5      No Material Adverse Change
         4.6      Private Placement Memorandum
         4.7      Additional Capital
         4.8      Reliance

Section 5         Representations and Warranties of Subsidiary
         5.1      Corporate Organization, Good Standing, and Capitalization
         5.2      Corporate Authority
         5.3      Liabilities
         5.4      Continued Activity

Section 6         Conduct of Turf Products Pending the Closing
         6.1      Certificate of Incorporation and Bylaws
         6.2      Capitalization
         6.3      Shareholders' Meeting
         6.4      Conduct of Business
         6.5      Termination of the Profit Sharing Plan

Section 7         Covenants of Parent and Subsidiary Pending the Closing
         7.1      meeting of Parent's Directors
         7.2      Meeting of Subsidiary's Shareholders
         7.3      Information
         7.4      Contribution to Subsidiary

Section 8         Covenants of Parent and Turf Products Pending the Closing
         8.1      Announcement
         8.2      Information

Section 9         Conditions to Obligations of Parent Subsidiary
         9.1      Representations and Warranties True
         9.2      Absence of Litigation
         9.3      Requisite Approvals
         9.4      Governmental Permits
         9.5      Opinion of Turf Products' Counsel

Section 10        Conditions to Obligations of Tuft Products
         10.1     Representations and Warranties True
         10.2     Absence of Litigation
         10.3     Requisite Approvals
         10.4     Governmental Permits
         10.5     Opinion of Parent's Counsel

Section 11        Termination
         11.1     Circumstances of Termination
         11.2     Effect of Termination

Section 12        Certain Post-Closing Matters
         12.1     Employment of Shareholder; Covenant Not to Compete
         12.2     Employment of Turf Products Employment

Section 13        Indemnification
         13.1     Indemnification of Parent Subsidiary
         13.2     Indemnification of Shareholder
         13.3     Defense of Claims

Section 14        Accounting, Adjustments and Put Right
         14.1     Accounting
         14.2     Post-Closing Adjustment and Put Right
         14.3     No Duplication of Recovery

Section 15        General Provisions
         15.1     Acknowledgement
         15.2     Alterations and Waivers
         15.3     Attorneys Fees
         15.4     Post Judgment Fees
         15.5     Authority to Execute
         15.6     Broker Fees
         15.7     Choice of Laws
         15.8     Confidentiality
         15.9     Counterparts
         15.10    Cumulative Rights
         15.11    Enforceability and Severability
         15.12    Entire Agreement
         15.13    Exhibits
         15.14    Fictitious Business Name
         15.15    Further Acts
         15.16    Recitals
         15.17    Joint and Several Obligations
         15.18    Jurisdiction and Venue
         15.19    Survival
         15.20    Headings
         15.21    Assignability
         15.22    Notice
         15.23    Parties
         15.24    Time of Essence



                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of May 31, 1996, is entered into by and among ECO SOIL SYSTEMS, [NC., a Nebraska corporation (the "PARENT"), ECO Turf Products, Inc., a Delaware corporation (the "Subsidiary"), Turf Products, Ltd., an Illinois corporation ("TURF PRODUCTS"), WALTER FUCHS ("FUCHS"), and WALTER FUCHS, AS TRUSTEE OF THE FUCHS FAMILY CHARITABLE REMAINDER TRUST ("TRUST") Fuchs and Trust being the owners of record of all of the issued and outstanding stock of Turf Products. Fuchs and Trust sometimes are referred to herein collectively as "SHAREHOLDER".

         WHEREAS, the boards of directors of Parent, Subsidiary, and Turf Products deem the merger of Turf Products into Subsidiary on the terms herein set forth to be desirable and in the best interests of their respective stockholders, and have approved this Agreement, and the boards of directors of Subsidiary and Turf Products have directed that the Agreement be submitted to their respective stockholders for approval.

         NOW, THEREFORE, Subsidiary and Turf Products agree that Turf Products shall be merged into Subsidiary, which shall be the surviving corporation, and that the plan, terms, and conditions of such merger shall be as follows:

                            SECTION 1 -- DEFINITIONS

This Section I sets forth certain defined terms used from time to time in this Agreement. Additional terms are defined in the text of the Agreement.

         "CLOSING DATE" shall mean the first date upon which all of the steps described in Section 2.6 hereof have been completed.

         "CONSTITUENT CORPORATIONS" shall mean Subsidiary and Turf Products.

         "EXISTING INDEBTEDNESS TO SHAREHOLDER" shall mean any and all claims or obligations of any nature whatsoever owed by Turf Products to Shareholder or any Shareholder Affiliate.

         "HEADQUARTERS PROPERTY" shall mean the real property (and all improvements thereon) described in Exhibit "A" attached hereto and incorporated herein by reference.

         "INTERIM BALANCE SHEET DATE" shall mean April 30, 1996.

         "MERGER" shall mean the merger of Turf Products into Subsidiary as contemplated by Section 2.1 hereof.

         "SHAREHOLDER AFFILIATE" shall mean: (a) any natural person who has a relationship with Fuchs or Fuchs' spouse, by blood, marriage or adoption, that is no more remote than second cousin (and any spouse of any such person); (b) any trust or estate of which Fuchs or any other person referenced in clause (a) of this definition is a beneficiary or a trustee, executor or other fiduciary; or (c) any corporation, association, partnership, joint venture, limited liability company, other organization or entity (i) for which Fuchs or any other person referenced in clause (a) of this definition, individually or in the aggregate, directly or indirectly owns 10% or more of the voting stock of such entity or otherwise owns 10% or more of the equity interests in such entity,
(ii) which Fuchs and/or any person reference in clause (a) of this definition, individually or in the aggregate, has the capacity to cause the direction and management of the policies or operations of such entity, whether through ownership of voting securities partnership interests or other debt or equity securities, employment contracts or relationships, or other means.

         "TRANSACTION DOCUMENTS" means this Agreement, the Mutual Release, the Pledge Agreement, the Employment Agreement, the Headquarters Lease, and any additional agreement or instrument required to be executed and delivered by a party pursuant to the terms of any of the foregoing.

                              SECTION 2--THE MERGER

         2.1 MERGER. On the Closing Date, Turf Products shall be merged into Subsidiary (Subsidiary being the surviving corporation), the separate existence of Turf Products shall cease, and Subsidiary as the surviving corporation shall continue its corporate existence under the laws of the State of Delaware under the name of Eco Turf Products, Inc., dba Turf Products; and Subsidiary shall possess all the rights, privileges, powers and franchises of a public as well as private nature and be subject to all of the restrictions and duties of Turf Products; and all rights, privileges, powers, and franchises of Turf Products and all property, real, personal, tangible and intangible belonging to Turf Products shall be vested in Subsidiary; and all property, rights, privileges, powers, and franchises and every other interest shall be the property of Subsidiary as they were of Turf Products, and the title to any real estate vested by deed or otherwise in Turf Products shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors, and all liens upon any property of Turf Products, shall be preserved unimpaired and all debts, liabilities, and duties of Turf Products shall thenceforth attach to Subsidiary and may be enforced against Subsidiary to the same extent as if said debts, liabilities, and duties had been incurred or contracted by Subsidiary.

         2.2 USE OF NAME. The parties agree to take whatever actions are necessary to ensure that the "Turf Products" name is available to Subsidiary for its use from and after the Closing. For example, within the discretion of Subsidiary, (a) the certificate of incorporation of Subsidiary may be amended, by changing Article I thereof so as to read in its entirety as follows: "The name of the corporation is Turf Products Inc.," or (b) Subsidiary may use such name as a dba.

         2.3 CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate of incorporation and bylaws of Subsidiary in effect immediately prior to the Closing shall continue to be the certificate of incorporation and bylaws of Subsidiary, as the surviving corporation, from and after the Merger.

         2.4 CONVERSION AND EXCHANGE OF SHARES. The manner of converting or exchanging the shares of each of the Constituent Corporations shall be as follows:

                  (a) The Merger shall effect no change in any of the shares of Subsidiary stock, and none of its shares shall be converted or issued as a result of the Merger.

                  (b) All of Turf Products' stock which is issued and outstanding on the Closing Date (the "TURF STOCK") shall, by virtue of the Merger, be converted at the Closing into, without action on the part of Shareholder, Four Hundred Thousand (400,000) shares of Parent common stock (the "PARENT STOCK") and cash in the amount of $1,310,000 (which cash shall be provided by Subsidiary). Such Parent Stock and cash shall be distributed to Fuchs and Trust pro rata in proportion to their holdings of the Turf Stock.

         2.5 EFFECTIVE DATE. The parties intend for the Merger to be effective as of May 31, 1996 (the "EFFECTIVE DATE"), and for the closing of the Merger (the "CLOSING") to occur in accordance with Section 2.6 hereof on such date or as soon thereafter as reasonably possible. If any applicable laws dictate that the Merger cannot become effective for legal purposes until a later date, then the parties, to the extent practically feasible and consistent with the intent of this Agreement, nonetheless shall cause the accounting and the treatment of any revenues, earnings, expenses and expenditures of the Constituent Corporations subsequent to the Effective Date to be handled as if the Merger had become legally effective on May 31, 1996, and Subsidiary hereby consents to and ratifies all expenses paid by Turf Products from such date to the Closing Date.

         2.6 CLOSING. The Closing shall be held at the principal offices of Parent, unless another place is agreed upon in writing by the parties. In connection with the Closing, the parties shall cause the following steps to be taken:

                  (a) Subsidiary and Turf Products shall file each of the following:

                           (i) A Certificate of Merger substantially in the form
of Exhibit "B" attached here to (the "CERTIFICATE OF MERGER") shall be executed and filed in the office of the Secretary of State for the State of Delaware;

                           (ii) A duplicate original of the Certificate of
Merger shall be filed in the office of the Secretary of State for the State of Illinois;

                           (iii) Illinois BCA Forms 11.25 and 14.35 shall be
filed in the office of Secretary of State for the State of Illinois.

                  (b) Subsidiary shall deliver to Shareholder the Parent Stock and cash described in Section 2.4(b) hereof.

                  (c) Shareholder shall surrender to Subsidiary for cancellation the certificates representing the Turf Stock. Until so presented and surrendered, each certificate which represents issued and outstanding shares of Turf Stock shall be deemed for all purposes to evidence ownership of the Parent Stock into which such Turf Stock have been converted pursuant to the Merger. However, until surrender of the Turf Stock, Shareholder shall not be entitled to vote at any meeting of Parent's shareholders.

                  (d) Shareholder and Subsidiary shall execute and deliver a Mutual Release and Settlement Agreement in the form attached hereto as Exhibit "C" (the "MUTUAL RELEASE"), pursuant to which, as more fully set forth therein and subject to the terms thereof, Subsidiary shall pay to Fuchs and his spouse on the Closing Date the sums described in Section 1 thereof and Fuchs, his spouse and Subsidiary shall release all claims which they may have against each other as of the Closing Date, other than claims arising under this Agreement and the other Transaction Agreements.

                  (e) Shareholder shall deliver to Subsidiary a Pledge Agreement in the form attached hereto as Exhibit "D" (the "PLEDGE AGREEMENT"), pursuant to which, as more fully set forth therein and subject to the terms thereof, Shareholder shall provide to Parent and Subsidiary a first priority security interest in the shares of Parent Stock received by Shareholder at the Closing, which security interest shall secure the obligations of Shareholder under Sections 13.1 and 14.2(b) hereof.

                  (f) Subsidiary and Fuchs shall execute and deliver an "Employment Agreement" in the form attached hereto as Exhibit "E" (the "EMPLOYMENT AGREEMENT"), pursuant to which, as more fully set forth therein and subject to the terms thereof, Subsidiary shall agree to employ Fuchs and Fuchs shall agree to work for Subsidiary.

                  (g) Subsidiary and Fuchs, as beneficial owner, shall enter into a lease in the form attached hereto as Exhibit "G" (the "HEADQUARTERS LEASE"), pursuant to which, as more fully set forth therein and subject to the terms thereof, Subsidiary shall lease the Headquarters Property from Fuchs.

                  (h) Parent and Subsidiary shall deliver the certificates called for by Sections 4.2 5.2 and 10.1 hereof and the opinion called for by
Section 10.5 hereof.

                  (i) Shareholder and Turf Products shall deliver the certificates called for by Sections 3.13 and 9.1 hereof and the opinion called for by Section 9.5 hereof.

         2.7 FURTHER ASSURANCES. From time to time as and when requested by Subsidiary or its successors or assigns, the officers and directors of Turf Products last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary to vest or perfect in or to confirm of record or otherwise, Subsidiary's title to, and possession of, all the property, interests, assets, rights, privileges, powers, franchises, and authority of Turf Products, and otherwise to carry out the purposes of this Agreement.

                  SECTION 3--REPRESENTATIONS AND WARRANTIES OF
                          TURF PRODUCTS AND SHAREHOLDER

         Turf Products and Shareholder represent and warrant to Parent and Subsidiary that the following are and shall be true and correct as of the Effective Date and as of the Closing Date:

         3.1 SHAREHOLDER. Fuchs and Trust are the only shareholders of Turf Products and they own their shares free and clear of all liens, encumbrances and any liabilities.

         3.2 CORPORATE ORGANIZATION AND GOOD STANDING. Turf Products is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois, with full corporate power and authority to conduct its business as it presently is being conducted and to own and lease its properties and assets. Turf Products is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification. Copies of the articles and by-laws of Turf Products, and all amendments thereto, heretofore delivered to Parent are accurate and complete.

         3.3 CAPITALIZATION. Turf Products' authorized capital stock consists of 100 shares of Turf Products Common Stock, $10.00 par value, of which 100 shares are issued and outstanding, fully paid and nonassessable. Fuchs owns 95 shares of Turf Products Common Stock; Trust owns 5 shares of Turf Products Common Stock. There are no options, warrants, or rights outstanding of any kind to purchase or acquire shares of Turf Products Common Stock.

         3.4 SUBSIDIARIES. Except as set forth on Exhibit "O". Turf Products has no subsidiaries.

         3.5 FINANCIAL STATEMENTS. Turf Products' unaudited balance sheets as of December 31, 1993, 1994, 1995, and short year ending on the Interim Balance Sheet Date, and the related statements of income and retained earnings for the years then ended, copies of which are attached hereto as Exhibit "H", fairly present in all material respects the financial condition of Turf Products as of said dates and the results of its operations for the periods then ended, on an accrual basis and in conformity with generally accepted tax accounting principles consistently applied for the periods covered. Further, Exhibit "I" attached hereto lists the names and addresses of all of the material customers of Turf Products during calendar year 1995.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Turf Products' balance sheet as of DECEMBER 31, 1995 and short year ending on the Interim Balance Sheet Date, Turf Products did not have on such dates any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles. Further, the aggregate Existing Indebtedness to Shareholder equals $440,000. All such Existing Indebtedness to Shareholder is reflected in the balance sheet for Turf Products referenced in Section 3.6 prepared as of the Interim Balance Sheet Date.

         3.7 ABSENCE OF CERTAIN CHANGES. Except as set forth on Exhibit "J" attached hereto, (a) Turf Products has not incurred, since the Interim Balance Sheet Date, any additional liabilities except for liabilities incurred in the ordinary course of business and in accordance with reasonably prudent business practices, and (b) there have been no material adverse changes in the business, properties, or financial condition of Turf Products since December 31, 1995.

         3.8 LITIGATION. Except as set forth on Exhibit "K" attached hereto, there is no litigation, proceeding, or investigation pending or, to the knowledge of Turf Products or Shareholder threatened against Turf Products or Shareholder which if successful might result in an adverse change in the business, properties, or financial conditions of Turf Products or which questions the validity or legality of this Agreement or of any action taken or to be taken by Turf Products or Shareholder in connection with this Agreement. In addition, Shareholder has no knowledge of any facts or circumstances that could lead to any such litigation or arbitration against Turf Products or Shareholder (including without limitation litigation or arbitration that might be brought by past or present employees of Turf Products).

         3.9 CONTRACTS. Except as set forth in Exhibit "L" attached hereto, Turf Products is not a party to any material contract which is to be performed in whole or in part at or after the date of this Agreement. A material contract shall include any contract which provides for more than $40,000 in payments over the term of the contract.

         3.10 TITLE. Fuchs has good and marketable fee title to the Headquarters property. Turf Products has good and valid title to all property (excluding the real estate) included in the balance sheet of Turf Products as of the Interim Balance Sheet Date, other than property disposed of in the ordinary course of business after said date. Except as set forth in Exhibit "M" attached hereto, the properties of Turf Products, if any, are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances not of a financial nature, which do not materially interfere with the use of the property in the conduct of the business of Turf Products.

         3.11 TAX RETURNS. The federal income tax returns of Turf Products have been filed with the Internal Revenue Service for all years to and including the taxable year ending December 31, 1995. Turf Products has provided Parent with accurate and complete copies of all federal and state income tax returns filed for Turf Products for the 1992, 1993, 1994 and 1995 calendar years. The provisions for federal and state taxes reflected in the financial statements referred to in Section 3.5 hereof are adequate to cover any such taxes which may be assessed against Turf Products in respect of its business and its operations during the periods covered by said financial statements and all prior periods.

         3.12 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Turf Products is subject or by which Turf Products is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Turf Product's properties, business operations or financial condition. To the best knowledge of Fuchs, Turf Products has complied with and is not in violation of any applicable federal, state, and local laws and regulations affecting the operation of its business, except (i) for any such noncompliance which in the aggregate would not have a materially adverse effect on Turf Product's properties, business operations or financial condition, and (ii) the provisions of this Section 3.12 shall not apply to environmental laws, which are the subject of Section 3.14 hereof.

         3.13 CORPORATE AUTHORITY. Turf Products has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Parent at the Closing a certified copy of the minutes of its Sole Director and Sole Shareholder authorizing execution of this Agreement by its officers and performance thereunder in substantially the same form as is attached hereto as Exhibit "N".

         3.14 HAZARDOUS WASTE AND MATERIALS. Turf Products and Shareholder have been in material compliance with all environmental laws including, but not limited to, those spelled out in the Comprehensive Environmental Resource Compensation and Liability Act, 42 U.S.C. ss.9600 et seq., Resources Conservation and Recovery Act, 42 U.S.C., ss.6900 et seq., Clean Water Act, 33 U.S.C. ss.1251 et seq., as well as other federal, state and local laws which relate to the creation, storage and disposal of hazardous materials. To the best knowledge of Fuchs, there are no claims pending or threatened, by any person or agency, against Turf Products or Shareholder or any property owned or leased by Turf Products under any environmental laws (and no circumstances have occurred which could form the basis for any such claims). Neither Turf Products nor Shareholder has created, utilized, stored nor disposed of, or suffered the existence of, any material or substance which may be hazardous on any property or land owned or leased by Turf Products or Shareholder, except in accordance with all applicable laws and in the ordinary course of its business.

         3.15 EMPLOYEE AND EMPLOYEE BENEFIT MATTERS. Exhibit "O" attached hereto lists all of the employees of Turf Products. No such employees have any right to accrued vacation (or payment in lieu of all or part thereof) in excess of 10 business days. Other than the plans described on Exhibit "O" there are no employee benefit plans in place including, but not limited to, pension, stock bonus, 401(k), employee stock ownership, money purchase, stock option, cafeteria, medical expense reimbursement or phantom stock plans, under which Turf Products is subject to liability. Shareholder hereby agrees to defend and hold Parent and Subsidiary harmless from any and all liability relating to any such employee benefit plans, including the profit sharing plan to be terminated pursuant to Section 6.5 hereof.

         3.16 RELIANCE. Turf Products and Shareholder have inspected and investigated for themselves all of the assets and liabilities of Parent and Subsidiary and have been given access to such information as they have requested, and relies on no representations or warranties of Parent and Subsidiary in entering into this Agreement, except as specifically set forth herein.

         3.17 MERGER CONSIDERATION. The Parent Stock to be delivered at the Closing is being acquired for Fuchs and Trust's respective own accounts, with no intention of assigning any participation or interest therein, and without a view to the distribution of any portion thereof, except in accordance with the Securities Act of 1933 (as amended from time to time) (the "SECURITIES ACT") and all applicable state securities laws. Fuchs is a resident solely of the State of Illinois, Trust is organized and existing under the laws of the State of Illinois, and all material negotiations relating to this Agreement and the transactions contemplated hereby occurred while such Fuchs was in the State of Illinois. Fuchs and Trust understand that the Parent Stock to be delivered at the Closing is not being registered under the Securities Act or any state securities law and must be held unless and until such time as it is subsequently registered thereunder or an exemption from such registration is available. Fuchs and Trust further understand that, except as otherwise provided in this Agreement, the Parent Stock to be delivered at the Closing is not being registered under the Securities Act or any state securities law in part on the grounds that the issuance thereof is exempt under Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as a transaction by an issuer not involving any public offering; that Parent's reliance on such exemption is predicated in part on the foregoing representation and warranty of Fuchs and Trust and that in the view of the Securities and Exchange Commission, the statutory basis for the exemption claimed would not be present if, notwithstanding such representation and warranty, Fuchs or Trust contemplates acquiring any of the Parent Stock for sale upon the occurrence or non-occurrence of some predetermined event. Shareholder understands and acknowledges that the sale of the Parent Stock may be restricted or limited by the qualification or listing requirements of any securities exchange upon which the common stock of Parent may subsequent to Closing become designated or listed for trading.

         3.18 RESTRICTIVE LEGEND. Shareholder understands that Parent will have an appropriate stop order placed on its records indicating the existence of the terms of this Agreement, and that the certificates representing the Parent Stock shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), but have been issued pursuant to an exemption thereunder. The registered holder of such shares has agreed not to effect a disposition of such shares until either: (1) the holder has received the opinion of counsel acceptable to the Company that registration under the Act is not required, or (2) a registration statement under the Act covering such shares and disposition has become effective under the Act."

         3.19 ACCREDITED INVESTOR. Fuchs is an "accredited investor" as that term is defined in Rule 501(a) of the Securities and Exchange Commission. Exhibit "P" attached hereto sets forth in reasonable detail all bases upon which Shareholder qualifies is an "accredited investor."

         3.20 FULL DISCLOSURE. None of the representations and warranties made by Turf Products and Shareholder contain or will contain any untrue statement of a material fact or omit any material fact, the omission of which would be misleading.

         3.21 LEGAL AND TAX ADVICE. Each of Turf Products and Shareholder has had an opportunity to discuss this Agreement with counsel of their respective choosing, and to have the legal consequences of the Transaction Agreements and the transactions contemplated thereby explained by such counsel. Shareholder also has had an opportunity to seek and obtain the advice of a competent tax professional with respect to the tax consequences of the Transaction Agreements and the transactions contemplated hereby. Neither Turf Products nor Shareholder is relying upon Parent, Subsidiary or any of their respective stockholders, directors, officers, attorneys, accountants, agents or representatives for purposes of interpreting the provisions of the Transaction Agreements or assessing the consequences hereof.

         3.22 TRUST. Fuchs is the sole grantor that created the Trust. Fuchs also is the sole Trustee of the Trust.

               SECTION 4--REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to Turf Products that the following are and shall be true and correct as of the Effective Date and the Closing Date:

         4.1 CORPORATE ORGANIZATION, GOOD STANDING, AND CAPITALIZATION. Parent is a corporation duly organized, existing, and in good standing under the laws of the State of Nebraska, with the corporate power to own its properties and to carry on its business as now being conducted. Complete and correct copies of Parent's Certificate of Incorporation and Bylaws, as amended to the date hereof, have been delivered to Turf Products. As of May 30, 1996, (a) Parent's authorized capital stock consisted of Ten Million (10,000,000) shares of common stock, of which, Five Million, Two Hundred Thirty-One Thousand, One Hundred Eighty-Three (5,231,183) shares were issued and outstanding all fully paid and nonassessable, and (b) warrants, options, rights or conversion privileges permitting the holders to acquire an additional Four Million Twenty-Five Thousand Four Hundred and Seven (4,025,407) shares of Parent's Common Stock were outstanding. As of the Closing, the authorized Parent's authorized capital stock will be Fifteen Million (15,000,000). In addition to the stock, warrants, options, rights and conversion privileges referenced above, it is anticipated that as of the Closing (i) if the private placement contemplated by the Confidential Private Placement Memorandum referenced in Section 4.6 below has closed by such date, then there will be outstanding additional warrants permitting the holders thereof to acquire up to an additional One Million (1,000,000) shares of Parent's common stock; and (ii) if the acquisition of the Northeast independent dealer referenced on page 29 of such Confidential Private Placement Memorandum has closed by such date, then there will be outstanding up to an additional Five Hundred Thousand (500,000) shares of Parent's common stock. The certificates representing the shares of Parent common stock issued and outstanding as of the Closing Date will contain restrictive legends substantially similar to that described in Section 3.18 above.

         4.2 CORPORATE AUTHORITY. This Agreement has been approved of by all necessary corporation action of Parent and Parent will deliver to Turf Products at the closing a certified copy of the minutes of its Board of Directors authorizing the execution of this Agreement by its officers and performance thereunder in substantially the same form as is attached hereto as Exhibit "O". Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Parent or any agreement or instrument to which Parent is a party or by which it is bound.

         4.3 FINANCIAL STATEMENTS OF PARENT. Parent has furnished Turf Products with the audited consolidated financial statements of Parent and its consolidated subsidiaries, if any, as of December 31, 1993, 1994 and 1995 and for the years ended on such dates. Such financial statements fairly present, the financial position of Parent and its consolidated subsidiaries, if any, on the dates indicated, and the results of their operations for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis, except as noted therein.

         4.4 SHARES TO BE ISSUED. The shares of Parent Stock to be issued and delivered pursuant to this Agreement will be duly and validly issued, fully paid, and nonassessable.

         4.5 NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has not been any change in the business, assets, operations, or financial condition of Parent nor its consolidated subsidiaries, if any, that materially adversely affects the business of Parent and its consolidated subsidiaries, if any, as a whole.

         4.6 PRIVATE PLACEMENT MEMORANDUM. Parent has provided Shareholder with a copy of the Confidential Private Placement Memorandum pertaining to units to be sold by Parent consisting of notes and warrants to purchase shares of Parent's common stock. The matters set forth therein pertaining to the business and affairs of Parent are true and correct in all material respects.

         4.7 ADDITIONAL CAPITAL. Parent presently intends to seek from time to time to raise additional capital as it deems appropriate in order to enhance the value of the shares of Parent's common stock. The primary option presently being considered is an initial public offering of Parent's common stock, and Parent's present plans are to continue to pursue such an offering. The parties recognize, however, that a number of factors could impact the ultimate decision as to whether and when to consummate such an offering, and accordingly there can be no assurance as to if and when such a public offering might occur.

         4.8 RELIANCE. Parent and Subsidiary have inspected and investigated for themselves all of the assets and liabilities of Turf Products and have been given access to such information as they have requested, and rely on no representations or warranties of Turf Products in entering into this Agreement, except as specifically set forth herein.

             SECTION 5--REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY

         Subsidiary represents and warrants to Turf Products that the following are and shall be true and correct as of the Effective Date and the Closing Date:

         5.1 CORPORATE ORGANIZATION, GOOD STANDING, AND CAPITALIZATION. On the Closing Date, Subsidiary shall be a corporation duly organized, existing, and in good standing under the laws of the State of Delaware, with authorized capital stock of 1,000 shares of common stock, par value $.01, 100 of which shall be issued, outstanding, and owned by Parent (with no other shares issued or outstanding).

         5.2 CORPORATE AUTHORITY. This Agreement has been approved of by the Board of Directors of Subsidiary and Subsidiary will deliver to Turf Products at the closing a certified copy of the minutes of its Sole Shareholder and Board of Directors authorizing the execution of this Agreement by its officers and performance thereunder in substantially the same form as is attached hereto as Exhibit "R". Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Subsidiary or any agreement or instrument to which Subsidiary is a party or by which it is bound.

         5.3 LIABILITIES. Subsidiary has no liabilities except liabilities for organizational expenses and expenses in connection with the merger contemplated by this Agreement.

         5.4 CONTINUED ACTIVITY. Following the merger, Subsidiary will continue the active conduct of the business to be acquired from Turf Products and has no plan or intention to liquidate or sell its assets other than in the ordinary course of business.

             SECTION 6--CONDUCT OF TURF PRODUCTS PENDING THE CLOSING

         Turf Products and Shareholder agree that between the date of this Agreement and the Closing:

         6.1 CERTIFICATE OF INCORPORATION AND BYLAWS. No change will be made in Turf Products' certificate of incorporation or bylaws.

         6.2 CAPITALIZATION. Turf Products will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock.

         6.3 SHAREHOLDERS' MEETING. By the execution of this Agreement, Shareholder hereby approves of the terms and conditions contained herein and no further approval by Turf Products, its Shareholder or Board of Directors is required.

         6.4 CONDUCT OF BUSINESS. Except as provided in Section 6.5 hereof, Turf Products will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not, without the written consent of Parent and Subsidiary, except in good faith and in the ordinary course of business, enter into any contracts or other commitments, amend any existing contracts, increase, directly or indirectly, the compensation or benefits of any officer or employee, hire any new employees, borrow money, make loans, or sell any of its assets or client lists.

         6.5 TERMINATION OF THE PROFIT SHARING PLAN. Prior to the Closing, Turf Products and Shareholders shall terminate the Profit Sharing Plan (as identified in Exhibit "O" attached hereto), and Turf Products and Shareholder shall take all necessary and appropriate action to transfer full and complete authority, to the trustees of such plan, to consummate the termination of such plan, including without limitation, effecting the distribution of benefits thereunder.

        SECTION 7--COVENANTS OF PARENT AND SUBSIDIARY PENDING THE CLOSING

Parent and Subsidiary agree that between the date hereof and the Closing:

         7.1 MEETING OF PARENT* DIRECTORS. Parent will submit and recommend the merger of Turf Products into Subsidiary to Parent's Directors at a special meeting to be duly called and held prior to the Closing, (or such other date as may be agreed upon in writing by Parent and Turf Products).

         7.2 MEETING OF SUBSIDIARY'S SHAREHOLDERS. Parent will vote all the outstanding shares of common stock of Subsidiary in favor of the merger of Turf Products into Subsidiary at a special meeting of Subsidiary's shareholders to be duly called and held prior to the Closing (or such other date as may be agreed upon in writing by Subsidiary and Turf Products).

         7.3 INFORMATION. Parent will furnish Turf Products with all information reasonably requested by Turf Products prior to the Closing concerning Parent or Subsidiary in connection with the transactions contemplated by this Agreement. Shareholder acknowledges that it has received the Confidential Private Placement Memorandum pertaining to units to be sold by Parent consisting of notes and warrants to purchase shares of Parent's common stock.

         7.4 CONTRIBUTION TO SUBSIDIARY. Parent will contribute to Subsidiary such cash as may be required in order for Subsidiary to make the payments contemplated by Section 2.6(b) hereof and Section I of the Mutual Release.

      SECTION 8--COVENANTS OF PARENT AND TURF PRODUCTS PENDING THE CLOSING

         8.1 ANNOUNCEMENT. Prior to the Closing, neither Turf Products nor Parent, without the prior approval of the other, will make any announcement or other statement to the public, and each will promptly forward to the other a copy of any general announcement or statement to its employees, customers, or suppliers concerning the transactions covered by this Agreement.

         8.2 INFORMATION. Turf Products and Shareholder will furnish Parent and Subsidiary, or their representative, with all information reasonably requested by Parent or Subsidiary prior to the Closing concerning Turf Products or Shareholder in connection with the transactions contemplated by this Agreement.

          SECTION 9--CONDITIONS TO OBLIGATIONS OF PARENT AND SUBSIDIARY

         The obligations of Parent and Subsidiary to effect the Merger are, at the option of Parent or Subsidiary, subject to the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Turf Products contained herein (other than those set forth in Sections 3.14 or the last sentence of Section 3.12 hereof) shall be true at and as of the Effective Date and the Closing Date with the same effect as though made at and as of such dates; Turf Products shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and Turf Products shall have delivered to Parent and Subsidiary a certificate, dated the Closing Date and signed by Turf Products' president and its secretary, to both such effects.

         9.2 ABSENCE OF LITIGATION. There shall be no actual or threatened litigation against Turf Products or any actual or threatened litigation to restrain or invalidate the merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of Parent, made in good faith and based on the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of Parent.

         9.3 REQUISITE APPROVALS. The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the Boards of Directors of Parent, Subsidiary, and Turf Products and the consent of any other party to the transfer to Subsidiary of all the rights of Turf Products in, to, and under any contract, agreement, lease, or other instrument and any property or asset, tangible or intangible, pursuant to the merger contemplated by this Agreement, shall have been obtained.

         9.4 GOVERNMENTAL PERMITS. All governmental authorizations and permits necessary for the consummation of the merger shall have been secured.

         9.5 OPINION OF TURF PRODUCTS' COUNSEL. Parent shall have received a favorable opinion, dated the Closing Date, of counsel for Turf Products, in form and substance satisfactory to Parent and its counsel, to the effect that:

                  (a) All proceedings, other than the filings described in
Section 2.6(a) hereof, necessary to be taken by Turf Products or Shareholder under Illinois law in order to effectuate the merger of Turf Products into Subsidiary have been duly taken by Turf Products and Shareholder in accordance with Illinois law, and, upon such filings, Turf Products will be duly merged with and into Subsidiary;

                  (b) The shares of capital stock of Turf Products outstanding immediately prior to the Effective Date and the Closing are, to the best counsel's actual knowledge, validly authorized and issued and duly paid and nonassessable; and

                  (c) Neither the execution and delivery of this Agreement, nor the performance hereunder, will conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, Turf Product's Certificate of Incorporation or Bylaws or any agreement, instrument, judgment, decree, regulation, or other restriction of which such counsel has knowledge and to which Turf Products is a party or by which it is bound.

             SECTION 10--CONDITIONS TO OBLIGATIONS OF TURF PRODUCTS

         The obligations of Turf Products to effect the Merger are, at the option of Turf Products, subject to the conditions that:

         10.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent and Subsidiary contained herein shall be true at and as of the Effective Date and the Closing with the same effect as though made at and as of such dates; Parent and Subsidiary shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and Parent and Subsidiary shall have delivered to Turf Products a certificate, dated the Closing Date and signed by the president and secretary of Parent and Subsidiary, to both such effects.

         10.2 ABSENCE OF LITIGATION. There shall be no actual or threatened litigation to restrain or invalidate the merger or any other transaction contemplated in this Agreement, the defense of which would, in the judgment of the Board of Directors of Turf Products, made in good faith and based on the advice of counsel, involve expense or lapse of time that would be materially adverse to the interests of Turf Products.

         10.3 REQUISITE APPROVALS. The requisite approvals of this Agreement and the transactions contemplated herein shall have been given by the Boards of Directors of Parent, the Board of Directors and Shareholder of Subsidiary, and Turf Products and the consent of any other party to the transfer to Subsidiary of all the rights of Turf Products in, to and under any contract, agreement, lease, or other instrument and any property or asset, tangible or intangible, pursuant to the merger contemplated by this Agreement, shall have been obtained.

         10.4 GOVERNMENTAL PERMITS All governmental authorizations and permits necessary for the consummation of the merger shall have been secured.

         10.5 OPINION OF PARENT'S COUNSEL.

                  (a) Shareholder shall have received a favorable opinion, dated the Closing Date, of counsel to Parent, in form and substance satisfactory to Turf Products and its counsel, to the effect that: the shares of Parent Stock which are to be issued and delivered to the Shareholder of Turf Products upon the consummation of the Merger are validly authorized and, when so issued, will be, to the best of counsel's actual knowledge, validly issued, fully paid, nonassessable; and

                  (b) All proceedings, other than the filings described in
Section 2.6(a) hereof, necessary to be taken by Parent or Subsidiary under Delaware law in order to effectuate the merger of Turf Products into Subsidiary have been taken by Parent and Subsidiary in accordance with Delaware law, and, upon such filings, Turf Products will be duly merged with and into Subsidiary.

                             SECTION 11--TERMINATION

         11.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated prior to Closing:

                  (a) By the mutual consent in writing of the Board of Directors of Turf Products and Parent.

                  (b) By the Board of Directors of Turf Products if any condition provided in Section 10 hereof has not been satisfied or waived on or before the Closing.

                  (c) By the Board of Directors of Parent if any condition provided in Section 9 hereof has not been satisfied or waived on or before the Closing.

         11.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 11.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.

                    SECTION 12--CERTAIN POST-CLOSING MATTERS

         12.1 EMPLOYMENT OF SHAREHOLDER; COVENANT NOT TO COMPETE. Shareholder and Subsidiary shall execute and deliver at Closing the Employment Agreement. Shareholder acknowledges and agrees that Section 8 of the Employment Agreement includes, as more fully set forth therein, certain covenants by Shareholder not to compete with the business of Parent or Subsidiary. Shareholder further acknowledges and agrees that the covenants set forth in the Employment Agreement are being made to induce Parent to enter into this Agreement and are required by Parent for the purpose of preserving the business and goodwill of Turf Products, Subsidiary and Parent for the benefit of Parent. Accordingly, Parent shall have the rights of a third party beneficiary with respect to such covenants and shall have the right to enforce said covenants separately and independently from Subsidiary.

         12.2 EMPLOYMENT OF TURF PRODUCTS EMPLOYEES. It is the general intent of Subsidiary to employ the existing employees of Turf Products (other than Shareholder) on an "at will" basis and otherwise on terms substantially akin to those under which said employees are employed by Turf Products prior to the Closing (it being understood, however, that Subsidiary may alter such terms to the extent reasonably necessary in order to cause them to be consistent with the general employment policies of Subsidiary and/or Parent).

         12.3 REGISTRATION RIGHTS. Shareholder acknowledges and agrees that the Parent Stock being delivered by Subsidiary in connection with the Merger is being acquired by Shareholder without any registration rights whatsoever, except as set forth in the immediately succeeding sentence. Parent agrees that in the event that William B. Adams is granted piggyback registration rights with respect to Parent Stock in connection with the registration under the Securities Act of 1933 of other securities of Parent and such registration rights are exercised by Mr. Adams, then Shareholder shall be afforded the opportunity to similarly register one share of Parent Stock held by Shareholder for each 3.62 shares of Parent Stock so registered by Mr. Adams. In such event, Shareholder's registration rights with respect to such registration shall be otherwise subject to the same terms and conditions as Mr. Adams' registration rights. The foregoing shall not be construed as (a) providing Shareholder with any rights to demand that Parent commence a registration of its securities or (b) providing Shareholder with any right to sell or otherwise dispose of any of the common stock which it holds in Parent in a manner not permitted by the Pledge Agreement.

                           SECTION 13--INDEMNIFICATION

         13.1 INDEMNIFICATION OF PARENT AND SUBSIDIARY. The Shareholder agrees to indemnify, defend, and hold Parent and Subsidiary harmless against any and all claims, costs, obligations, loss, damage or expense (including interest, penalties and reasonable attorneys' fees) suffered by Parent and/or Subsidiary (collectively, "Damages") from (a) any breach by Shareholder or Turf Products of any of their covenants under this Agreement or any inaccuracy in or (b) breach of any of the representations or warranties of Shareholder or Turf Products herein; provided however, that (i) Shareholder shall not be liable for any such Damages to the extent the same are covered by recoveries from insurance carriers (without reservations of rights) identified by Shareholder as providing coverage for such Damages (it being understood that to the extent Shareholder reasonably identifies any such insurance carriers, Parent, Subsidiary and Shareholder shall work together in good faith to reasonably pursue such recoveries), and (ii) Shareholder's aggregate liability under this Section 13.1 (excluding, of course, Damages covered through insurance recoveries) shall not exceed the sum of (A) $1,750,000 plus (B) any amounts that Parent or Subsidiary may recover through the exercise of any remedies under the Pledge Agreement with respect to the collateral encumbered thereby.

         13.2 INDEMNIFICATION OF SHAREHOLDER. Parent and Subsidiary agree to indemnify, defend, and hold Shareholder harmless against any and all claims, costs, litigation, loss, damage or expense (including interest, penalties, and reasonable attorneys' fees) suffered by Shareholder from any breach by Parent or Subsidiary of any of their covenant under this Agreement or any inaccuracy in or breach of any of the representations or warranties by Parent and Subsidiary herein.

         13.3 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification related to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. So long as the indemnifying party is defending any such claim in good faith, the indemnifying party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

                SECTION 14--ACCOUNTING, ADJUSTMENTS AND PUT RIGHT

         14.1 ACCOUNTING. In order to permit the parties to confirm the accuracy of certain of the representations and warranties of Shareholder set forth herein, Subsidiary shall engage an accounting firm promptly following the Closing to review the books and records of Turf Products and prepare a balance sheet for Turf Products reflecting the assets and liabilities of Turf Products as of the earlier of the Closing Date and June 30, 1996. Said balance sheet shall be prepared in accordance with generally accepted accounting principles applied in a manner consistent with those applied in preparation of the balance sheet prepared as of the Interim Balance Sheet Date (as modified for calculation of depreciation in accordance with federal tax laws). Turf Products and Shareholder shall cooperate with Subsidiary and such accountants in preparing said balance sheet. Subsidiary shall apply its best efforts to cause the accounting firm to complete the balance sheet and deliver the same to Shareholder within 30 days after the Closing Date. In any event, the balance sheet shall be completed within 60 days after the Closing Date. If Shareholder objects to the balance sheet prepared by the accounting firm selected by Subsidiary, then Shareholder shall have the right to deliver to Subsidiary, within five (5) days after its receipt of such balance sheet, a written statement detailing the nature of the objections. If Shareholder does not timely deliver such notice, then Shareholder shall be deemed to have approval of the balance sheet prepared by the accounting firm selected by Subsidiary. If Shareholder timely delivers such objection notice and if Subsidiary, Shareholder and the accounting firm selected by Subsidiary cannot resolve such objections within ten (10) days after Subsidiary's receipt of such notice, then Shareholder shall have the right to engage a separate accounting firm to prepare a separate balance sheet (to speak as the Closing Balance Sheet Date) to be delivered to Subsidiary within twenty-five (25) days after Shareholder's receipt of the balance sheet prepared by the accounting firm selected by Subsidiary. If such separate balance sheet is not so delivered, then the accounting firm selected by Subsidiary shall be deemed approved by Shareholder. If Shareholder timely delivers such separate balance sheet, and if Subsidiary objects to said balance sheet, then Subsidiary shall have the right to deliver to Shareholder, within five (5) days after its receipt of such balance sheet, a written statement detailing the nature of the objections. If Subsidiary does not timely deliver such notice, then Subsidiary shall be deemed to have approved the balance sheet prepared by the accounting firm selected by Shareholder. If Subsidiary timely delivers the objection notice, and if Subsidiary, Shareholder and the accounting firm selected by Shareholder are unable to resolve such objections within ten
(10) days after Shareholder's receipt of such notice, then the accounting firm selected by Subsidiary and the accounting firm selected by Shareholder mutually shall select a third accounting firm to prepare a balance sheet in accordance with this section, and the balance sheet so prepared shall be deemed approved by Subsidiary and Shareholder. The balance sheet ultimately deemed approved by Subsidiary and Shareholder pursuant to this Section 14.1 shall be referred to herein as the "Closing Balance Sheet."

         14.2 POST-CLOSING ADJUSTMENT AND PUT RIGHT. The parties acknowledge and agree that Parent and Subsidiary have entered into this Agreement with the expectation that the Closing Balance Sheet will confirm that the excess of the assets of Turf Products over the liabilities of Turf Products, as determined by the Closing Balance Sheet as of the Closing Balance Sheet Date (the "NET CLOSING ASSETS"), will equal at least $1,100,000. In the event that the Closing Balance Sheet indicates that the Net Closing Assets are less than this sum, then Parent and Subsidiary agree as follows:

                  (a) The amount by which the Net Closing Assets are less than $1,100,000, as indicated by the Closing Balance Sheet, shall be referred to herein as the "Closing Deficiency".

                  (b) If the Closing Deficiency is greater than $110,000, then Parent shall have the right to make an election (an "ADJUSTMENT ELECTION") to require Shareholder to return to Parent and Subsidiary a portion of the consideration provided to Shareholder pursuant to this Agreement, as hereinafter provided. Parent shall make the Adjustment Election, if at all, by delivery of notice to such effect to Shareholder within 30 days after approval of the Closing Balance Sheet in accordance with Section 14.1. If Parent timely makes the Adjustment Election, then:

                           (i) On the l5th day after Parent's delivery of the
Adjustment Election, Shareholder shall convey to Parent, free and clear of all claims or encumbrances of any kind whatsoever, a number of shares of Parent Stock (rounded down to the nearest whole number) equal to the product of (A) the Closing Deficiency times (b) 50.7% divided by (C) $4.50;

                           (ii) Concurrently therewith, Shareholder shall
deliver to Parent, free and clear of any claims or encumbrances of any kind whatsoever, cash equal to the product of (A) the Closing Deficiency times (B) 49.3%.

                  (c) If the Closing Deficiency is more than $275,000, then Parent shall have the right to make an election (a "PUT ELECTION") to transfer to Shareholder all of the issued and outstanding stock of Subsidiary. Parent shall make the Put Election, if at all, by delivery of written notice to such effect to Shareholder within 30 days after the approval of the Closing Balance Sheet in accordance with Section 14.1. If Parent timely makes the Put Election, then:

                           (i) On the 15th day after the delivery of such
notice, Parent shall deliver to Shareholder all of the issued and outstanding stock of Subsidiary, free and clear of all encumbrances and shall return all funds distributed by Subsidiary after the Closing, other than funds paid out for expenses incurred in the ordinary course of business;

                           (ii) Concurrently therewith, Shareholder shall
deliver to Parent, free and clear of any claims or encumbrances of any kind whatsoever, all of the Parent Stock and cash delivered to Shareholder pursuant to Section 2.6(b) hereof and any cash delivered to Shareholder pursuant to
Section I of the Mutual Release;

                           (iii) Promptly thereafter, Shareholder and Subsidiary
shall take such steps as Parent may from time to time request in order to assure that there will be no confusion between the business or assets of Subsidiary and Parent. Such steps shall include without limitation the deletion of the word "ECO" from Subsidiary's name; and

                           (iv) All confidential information provided by any
party to another shall be held strictly confidential and shall not be used in any manner.

         14.3 NO DUPLICATION OF RECOVERY. The remedies provided by Section 14.2(b) and 14.2(c) are not intended to be duplicative of each other. Accordingly Parent shall not be entitled to make both the Adjustment Election and the Put Election.

                         SECTION 15--GENERAL PROVISIONS

         15.1 ACKNOWLEDGMENT. The parties acknowledge that they have read this Agreement in its entirety, understand its contents, and sign it freely and voluntarily. The parties affirm that neither party, nor their representatives, have made any representations concerning the terms or effects of this Agreement other than those contained herein. The parties further acknowledge that they have negotiated with each other over the terms and language of this Agreement and the other Transaction Agreements, and have had the opportunity to consult with an attorney of their own choosing prior to executing this Agreement. The rule of construction and interpretation that provides that any ambiguity or drafting error is to be construed against the drafting party and in favor of the interpretation advocated by the non-drafting party is waived and it is deemed that all parties hereto co-equally drafted this Agreement.

         15.2 ALTERATIONS AND WAIVERS. No alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by the parties hereto. Further, the failure of either party at any time to enforce any of the provisions of this Agreement, or any rights it may have in respect thereto, or to exercise any right herein provided, shall in no way be considered to be a waiver of such provisions or rights or in any way affect the validity of this Agreement.

         15.3 ATTORNEYS FEES. In the event any attorney is employed by either party to this Agreement with regard to any legal actions, arbitration or other proceeding brought by either party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, then the party prevailing in such proceeding, whether at trial or upon appeal, shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

         15.4 POST JUDGMENT FEES. In the event a party obtains a judgment in a proceeding brought to enforce this Agreement, that party shall also be entitled to recover attorneys' fees and costs incurred in enforcing said judgment. This provision is intended to be severable from the other provisions of this Agreement, shall not be deemed merged into but shall survive any such judgment.

         15.5 AUTHORITY TO EXECUTE. Each party hereto hereby warrants and represents to each other party that it has the legal authority and capacity to enter into this Agreement and that all resolutions or other actions have been taken so as to enable it to enter into and perform this Agreement.

         15.6 BROKER FEES. Parent and Subsidiary agree to indemnify Turf Products and Shareholder against any liability, loss, cost, damage, or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by Parent and Subsidiary. Turf Products and Shareholder or their affiliates agree to indemnify Parent and Subsidiary against any liability, loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by Turf Products, Shareholder or its affiliates.

         15.7 CHOICE OF LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         15.8 CONFIDENTIALITY. The parties agree that they and any of their officers, directors, or other representatives will hold in strictest confidence, and will not disclose any of the terms and conditions or other details of this Agreement, and will not disclose any information furnished by or obtained from any other party hereto in connections with the negotiation and preparation of this Agreement, except with the prior written consent of all parties hereto.

         15.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         15.10 CUMULATIVE RIGHTS. The various rights, options, elections, powers and remedies of a party or parties to this Agreement shall be construed as cumulative and no one of them exclusive of any other, or of any other legal or equitable remedy which said party or parties might otherwise have in the event of breach or default of the terms hereof. The exercise of one right or remedy by a party or parties shall not in any way impair his rights to any other right or remedy and to all obligations imposed on a party or parties to have been fully performed.

         15.11 ENFORCEABILITY AND SEVERABILITY. If any provision of this Agreement in held by a court of competent jurisdiction to be invalid, illegal or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

         15.12 ENTIRE AGREEMENT. This Agreement supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and no other agreement, statement or promise relating to the subject matter of this Agreement which is not contained herein or in any other documents to be delivered as contemplated hereby shall be valid or binding.

         15.13 EXHIBITS. All exhibits to which reference is made are deemed incorporated in this Agreement, whether or not actually attached.

         15.14 FICTITIOUS BUSINESS NAME. The parties hereto covenant and represent that if any or all of them are doing business under a fictitious name, they, and each of them, have fully and completely complied with California and Illinois law in relation to doing business under such fictitious name.

         15.15 FURTHER ACTS. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder to carry out the intent of the parties hereto.

         15.16 RECITALS. The above recitals are incorporated herein as if set forth in full.

         15.17 JOINT AND SEVERAL OBLIGATIONS. If any party (e.g., Shareholder) consists of more than one person or entity, the obligation of all such persons or entities is joint and several.

         15.18 JURISDICTION AND VENUE. If any legal action is brought for the enforcement of any term or provision of this instrument, or because of an alleged dispute, breach, default or misrepresentation, the parties agree that the proper venue shall be the United States District Court, Northern District of Illinois.

         15.19 SURVIVAL. All statements contained in any of the instruments, certificates, opinions or other writings delivered pursuant hereto shall be deemed to be representations and warranties of the party delivering the same under this Agreement. All such representations and warranties and the covenants and agreements to be performed or complied with by the respective parties for or upon the Closing Date, shall be deemed to be continuing and shall survive the Closing for a period of 18 months. Nothing in this paragraph shall affect the obligations of the parties with respect to covenants and agreements contained in this Agreement or any of the other Transaction Agreements that are permitted to be performed, in whole or in part, after the Closing Date.

         15.20 HEADINGS. The paragraphs headings used in this Agreement are for reference and convenience only and shall not in any way limit or amplify the terms and provisions hereof, nor affect the interpretation of this Agreement.

         15.21 ASSIGNABILITY. This Agreement is personal in nature and is not assignable by either party without the prior written consent of the non-assigning party. Any purported assignment or delegation without such consent shall be null and void and of no force and effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit to the parties and their respective heirs, legatees, legal representatives, successors and assigns.

         15.22 NOTICE. Notices given under this Agreement shall be in writing and shall be either served personally or delivered by first-class U.S. mail, postage prepaid. Notice shall be deemed received at the earlier of actual receipt or three (3) days following deposit in the U.S. mail, postage prepaid. Notices shall be directed to the addresses shown on the signature page hereto, provided that a party may change his address for notice by giving written notice to all other parties in accordance with this paragraph.

         15.23 PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their permitted respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third personal to any party to this Agreement, nor shall any provision give any third person any right of subrogation or actions over or against any party to this Agreement.

         15.24 TIME OF ESSENCE.  Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARENT:                                       ADDRESS

ECO SOIL SYSTEMS, INC.,                       10890 Thornmint Road, #200
a Nebraska corporation                        San Diego, California 92127


By: /s/ William B. Adams
    ---------------------------------
    CEO

SUBSIDIARY:                                   ADDRESS:

ECO Turf Products, Inc.                       10890 Thornmint Road #200
a Delaware corporation                        San Diego, California 92127


By: /s/ William B. Adams
    ---------------------------------
    CEO

TURF PRODUCTS:                                ADDRESS:

Turf Products, Ltd.,                          2 North 255 County Farm Road West
an Illinois corporation                       Chicago, Illinois 60185


By: /s/ Walter W. Fuchs
    ---------------------------------
    President

SHAREHOLDER:                                  ADDRESS:

                                              2 North 255 County Farm Road West
/s/ Walter W. Fuchs                          Chicago, Illinois 60185
-------------------------------------
WALTER FUCHS


THE FUCHS FAMILY
CHARITABLE REMAINDER TRUST:                   ADDRESS:

                                              2 North 255 County Farm Road West
By: /s/ Walter W. Fuchs                       Chicago, Illinois 60185
    ---------------------------------
    Walter Fuchs, Trustee



                                 SPOUSAL CONSENT

         I, Bonnie Jean Fuchs, have reviewed the Agreement and Plan of Merger and the Exhibits attached thereto and agree to be bound by all of its and their terms and conditions.

Dated: ________________________               /s/ Bonnie J. Fuchs
                                              ---------------------------------
                                              Bonnie J. Fuchs